Exhibit 12.1

DA-LITE SCREEN COMPANY, INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

	Years Ended					13 Weeks Ended March 28, 2003	14 Weeks Ended April 2, 2004	53 Weeks Ended April 2, 2004
	December 31, 1999	December 29, 2000	December 28, 2001	December 27, 2002	December 26, 2003
	(dollars in thousands)
Earnings
Net income	$21,452	$23,793	$18,886	$24,409	$28,604	$7,314	$10,621	$31,911
Income taxes	1,136	1,103	1,281	1,589	1,814	489	727	2,052
Interest (a)	2,372	3,366	2,774	2,428	1,994	530	218	1,682
Estimated lease interest (b)	0	0	0	0	0	0	0	0

Total earnings	24,960	28,262	22,941	28,426	32,412	8,333	11,566	35,645

Fixed charges (a+b)	2,372	3,366	2,774	2,428	1,994	530	218	1,682

Ratio of earnings to fixed charges	10.5	8.4	8.3	11.7	16.3	15.7	53.1	21.2

COMPUTATION OF PROFORMA RATIO OF EARNINGS TO FIXED CHARGES

	December 26, 2003	13 Weeks Ended March 28, 2003	14 Weeks Ended April 2, 2004	53 Weeks Ended April 2, 2004

	(dollars in thousands)
Fixed charges
Historical fixed charges	1,994	530	218	1,682
Add: Increase in interest from refinancing	14,022	3,525	4,085	14,582

Proforma fixed charges	16,016	4,055	4,303	16,264

Earnings
Total earnings as above	32,412	8,333	11,566	35,645

Proforma ratio of earnings to fixed charges	2.0	2.1	2.7	2.2

COMPUTATION OF RATIO OF TOTAL DEBT TO EBITDA

	Years Ended					52 Weeks Ended March 28, 2003	53 Weeks Ended April 2, 2004	53 Weeks Ended April 2, 2004
	December 31, 1999	December 29, 2000	December 28, 2001	December 27, 2002	December 26, 2003
	(dollars in thousands)
Total Debt:
Current maturities of long-term debt	$0	$0	$2,587	$2,250	$3,500	$2,250	$4,000	$4,000
Notes Payable	88	1,500	0	0	600	0	0	0
Long-term debt, net of current maturities	36,071	35,327	31,913	26,250	13,750	26,250	11,000	11,000

Total Debt	36,159	36,827	34,500	28,500	17,850	28,500	15,000	15,000
EBITDA:
Net income	$21,452	$23,793	$18,886	$24,409	$28,604	$25,897	$31,911	$31,911
Income taxes	1,136	1,103	1,281	1,589	1,814	1,714	2,052	2,052
Interest	2,372	3,366	2,774	2,428	1,994	2,422	1,682	1,682
Depreciation and amortization	3,379	4,085	7,378	3,754	3,990	3,845	3,942	3,942

EBITDA	28,339	32,347	30,319	32,180	36,402	33,878	39,587	39,587

Ratio of total debt to EBITDA	1.3	1.1	1.1	0.9	0.5	0.8	0.4	0.4

COMPUTATION OF RATIO OF PROFORMA TOTAL DEBT TO EBITDA

	December 26, 2003	52 Weeks Ended March 28, 2003	53 Weeks Ended April 2, 2004	53 Weeks Ended April 2, 2004
	(dollars in thousands)
Total Debt:
Current maturities of long-term debt	$0	$0	$0	$0
Notes Payable	0	0	0	0
Long-term debt, net of current maturities	0	0	0	0
9 1/2% senior notes due 2011	160,000	160,000	160,000	160,000

Total Debt	160,000	160,000	160,000	160,000
EBITDA:
Net income	$28,604	$25,897	$31,911	$31,911
Income taxes	1,814	1,714	2,052	2,052
Interest	1,994	2,422	1,682	1,682
Depreciation and amortization	3,990	3,845	3,942	3,942

EBITDA	36,402	33,878	39,587	39,587

Ratio of proforma total debt to EBITDA	4.4	4.7	4.0	4.0

COMPUTATION OF RATIO OF EBITDA TO INTEREST EXPENSE

	Years Ended					13 Weeks Ended March 28, 2003	14 Weeks Ended April 2, 2004	53 Weeks Ended April 2, 2004
	December 31, 1999	December 29, 2000	December 28, 2001	December 27, 2002	December 26, 2003
	(dollars in thousands)
EBITDA:
Net income	$21,452	$23,793	$18,886	$24,409	$28,604	$7,314	$10,621	$31,911
Income taxes (3)	1,136	1,103	1,281	1,589	1,814	489	727	2,052
Interest, net	2,372	3,366	2,774	2,428	1,994	530	218	1,682
Depreciation and amortization (1)	3,379	4,085	7,378	3,754	3,990	1,009	961	3,942

EBITDA	28,339	32,347	30,319	32,180	36,402	9,342	12,527	39,587

Interest expense	2,372	3,366	2,774	2,428	1,994	530	218	1,682

Ratio of EBITDA to Interest Expense	11.9	9.6	10.9	13.3	18.3	17.6	57.5	23.5

COMPUTATION OF RATIO OF EBITDA TO PROFORMA INTEREST EXPENSE

	December 26, 2003	13 Weeks Ended March 28, 2003	14 Weeks Ended April 2, 2004	53 Weeks Ended April 2, 2004
	(dollars in thousands)
EBITDA:
Net income	$28,604	$7,314	$10,621	$31,911
Income taxes (3)	1,814	489	727	2,052
Interest	1,994	530	218	1,682
Depreciation and amortization (1)	3,990	1,009	961	3,942

EBITDA	36,402	9,342	12,527	39,587

Proforma interest expense	16,016	4,055	4,303	16,264

Ratio of EBITDA to proforma interest expense	2.3	2.3	2.9	2.4